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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants of Memco Software Ltd., we hereby consent to the incorporation by reference of our report dated March 25, 1999 included or made part of this Computer Associates International, Inc. Registration Statement filed on Amendment No. 1 on Form S-4, and to all references to our Firm included in this Registration Statement on Amendment No. 1 on Form S-4.


                                          /s/ Luboshitz & Kasierer

                                          LUBOSHITZ & KASIERER

                                          MEMBER FIRM OF ARTHUR ANDERSEN


Tel Aviv, Israel
March 9, 2000